Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Primech Holdings Ltd.

We consent to the inclusion in the foregoing Amendment No. 9 to Registration Statement on Form F-1 (File No. 333-264036) of our report dated August 18, 2023, relating to the consolidated financial statements of Primech Holdings Ltd. (formerly Primech Holdings Pte. Ltd.) as of March 31, 2023 and 2022 and for the years then ended. We also consent to the reference to our firm under the caption “Experts”.

/s/ Weinberg & Company
Los Angeles, California

August 18, 2023